UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 11, 2016 (December 17, 2015)

Commission File Number:   00053238

Cemtrex Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

30-0399914
(IRS Employer Identification No.)

19 Engineers Lane, Farmingdale, New York 11735
(Address of principal executive offices)

6317569116
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K of Cemtrex, Inc. (the “Company”) filed with the Securities and Exchange Commission on December 17, 2015 (the “Original Report”) related to the completion of the Company’s acquisition of Advanced Industrial Services Inc. (AIS), a broad based industrial services provider that offers one-source expertise and capabilities in plant and equipment erection, relocation, and disassembly. Over the years it has been one of the market leaders in installing high precision equipment in a wide variety of industrial markets like automotive, printing & graphics, industrial automation, packaging, and chemicals among others. In addition, AIS has experience in installing industrial air filtration equipment, similar to the equipment sold by Cemtrex through its existing business operations.

Item 9.01 Financial Statements and Exhibits

(a)            Financial Statements of Businesses Acquired .   The audited financial statements for the periods ended December 14, 2015 and December 31, 2014 are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)            Pro Forma Financial Information .  The unaudited pro forma combined balance sheet as of September 30, 2015 and unaudited pro forma combined statements of operations for the twelve months ended September 30, 2015 and 2014, in each case giving effect to the acquisition of AIS had occurred in the beginning of each respective period, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d)              Exhibits

Exhibit Number	Exhibit Title
99.1	Audited Financial Statements listed in Item 9.01(a).
99.2	Unaudited Pro Forma Financial Information listed in Item 9.01(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: March 11, 2016

	By:	/s/ Saagar Govil
Name: Saagar Govil
Title: CEO

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